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                                                                    EXHIBIT 99.1


                                December 3, 1997



Murco Drilling Corporation
400 Travis Street, Suite 1900
Shreveport, Louisiana 71101-3188

Gentlemen:

         We have been discussing with you the proposed acquisition (the "Acquisition") of Murco Drilling Corporation (the "Company"). This letter, when executed by the Company, you and the other signatories hereto, will evidence (i) our mutual intent, as set forth in Section I of this letter, with respect to the proposed Acquisition by Grey Wolf Drilling Company ("Buyer") a wholly owned subsidiary of Grey Wolf, Inc. ("Grey Wolf"), of all the outstanding shares of common stock of the Company (the "Shares"), and (ii) certain binding agreements, as set forth in Section II of this letter, relating to the proposed Acquisition. The Shares presently consist of 4,622.22 shares of Common Stock, which constitute all of the currently outstanding shares of common stock of the Company. Such Shares are owned by the shareholders of the Company listed on the signature pages hereto, being the only shareholders of common stock of the Company (collectively, the "Shareholders").

         The matters set forth in Section I of this letter constitute an expression of our mutual intent only and are contingent on the satisfactory completion of Buyer's due diligence and the negotiation, execution and delivery of a definitive agreement (the "Agreement") among Buyer, the Company and the Shareholders setting forth in detail the terms, provisions and conditions for the proposed Acquisition. As indicated in Paragraph 10 of Section II hereof, this letter does not create any obligations of Grey Wolf, the Buyer, the Company or the Shareholders with respect to such matters. The matters set forth in Section II of this letter, however, constitute binding agreements among Grey Wolf, the Buyer, the Company and the Shareholders.


                                   SECTION I.
                              PROPOSED ACQUISITION

         1. The Acquisition would be consummated as a purchase of all of the outstanding common stock of the Company. Under the terms of the Agreement, the Shareholders would receive an aggregate consideration of $56,400,000 (the "Consideration") consisting of (i) an amount in cash equal to $56,400,000 minus, the value of Grey Wolf Common Stock ("Grey Wolf Stock") not to exceed $10,000,000 which Grey Wolf may elect to issue to the Shareholders plus (ii) up to $10,000,000 in value of Grey Wolf Stock, if any, that Grey Wolf may elect to issue to the Shareholders (the "Stock Consideration"). The purchase price would be subject to adjustment for
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                 changes to the Company's Net Financial Assets to the extent the Net Financial Assets are greater or less than zero. For the purpose hereof "Net Financial Assets" shall mean the book value of all assets of Company determined in accordance with GAAP excluding property, plant and equipment other than as specified in Paragraph 2, Section I. The value of the Stock Consideration shall be the product of number of shares of Grey Wolf Stock times the average of the closing price of Grey Wolf Stock (as reported on Amex) for the ten trading days ending on the second business day prior to the Closing Date. The Consideration would be subject to reduction by an amount equal to the fair market value of any real estate assets required by Buyer to be disposed of or distributed to the Shareholders prior to Closing.

                 To the extent Grey Wolf elects to pay a portion of the Consideration in Grey Wolf Stock, Grey Wolf would agree to file a Registration Statement on Form S-3 covering the resale Grey Wolf Stock.

         2. As a condition to Closing, the Company shall have (i) redeemed all of its issued and outstanding preferred stock at its par value, (ii) obtained cancellation of or exercise of all outstanding options to purchase securities of the Company,
                 (iii) distributed all of its oil and gas properties, (iv) obtained a release of the Company from its current office lease, (v) distributed three motor vehicles being used by the Shareholders, (vi) distributed shareholder and non-employee life insurance policies and (vii) distributed office equipment and furnishing currently used by shareholders and their support personnel. It will be agreed that all liabilities relating to the distributed assets will be assumed by the Shareholders.

         3. Upon acceptance of this letter by the Company and the Shareholders, Buyer's counsel will commence the drafting of the Agreement for submission to the Company, the Shareholders and their counsel for review. The Agreement shall contain such representations and warranties, covenants, conditions, non-competition agreements and indemnities from the Company and from the Shareholders as are customary and appropriate for this type of transaction. Buyer would deposit $2,500,000 as earnest money upon execution of the Agreement at Whitney National Bank located in New Orleans, Louisiana.

                 The Agreement shall also contain a provision that the parties' obligation to close the transaction shall be conditioned upon the approval or consent of such persons or entities, including regulatory authorities, as are necessary or appropriate. The parties will use good faith efforts to execute the Agreement as soon as practical but prior to January 15, 1998. It is the intention of Buyer, the Company and the Shareholders to engage in further negotiations regarding the detailed terms, provisions and conditions of the proposed Acquisition and the Agreement.

         4. At, or immediately prior to Closing, the Company would establish a Deferred Compensation Plan ("Plan") acceptable to Buyer for the benefit of a designated group of Company employees as compensation for service to the Company and an incentive





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                 to maintain their performance and to refrain from voluntarily terminating their employment for at least the one year term of the Plan. The Company will be obligated to fund $8,600,000 into a Rabbi Trust to be created contemporaneously with the adoption of the Plan, said obligation of the Company shall be assumed by Buyer. The amount funded may be reduced by the value of any stock options granted by Grey Wolf to any of such designated group of employees.

         5. The Shareholders would, on or prior to Closing, convey a tract of land of approximately 9 acres located in Shreveport, Louisiana currently being used by the Company, to the Company.

                                   SECTION II
                               BINDING AGREEMENT

         6. Grey Wolf shall have such access to the books and records of the Company and its subsidiaries and other information pertaining to the business and assets of the Company and its subsidiaries as is necessary in connection with the proposed Acquisition. Grey Wolf agrees to treat all information concerning the Company and its subsidiaries furnished, or to be furnished, to Grey Wolf on behalf of the Company, in accordance with the provisions of this paragraph (collectively, the "Information"), and to take, or abstain from taking, the other actions as set forth in this paragraph. The Information will be used solely for the purpose of evaluating the Acquisition, and will be kept confidential by Grey Wolf and its officers, directors, employees, representatives, agents and advisors; provided that (i) any of such Information may be disclosed to Grey Wolf's officers, directors, employees, representatives, agents, and advisers who need to know such Information for the purpose of evaluating the Acquisition, (ii) any disclosure of such Information may be made to which the Company consents in writing and (iii) such Information may be disclosed if so required by law. Any such Information may also be disclosed by Grey Wolf to the extent such Information is (x) now publicly known or hereafter becomes public knowledge other than by any action of Grey Wolf, (y) known by Grey Wolf at the time of disclosure by the Company independent of any investigation by Grey Wolf in connection with this transaction or (z) hereafter obtained by Grey Wolf in a non-confidential manner from a third party not under a confidentiality obligation to the Company. If the Acquisition is not consummated, Grey Wolf will return to the Company all material containing or reflecting the confidential Information and will not retain any copies, extracts, or other reproduction thereof. Grey Wolf will be entitled to conduct environmental studies and examination and surveys of the Company's assets as Grey Wolf deems necessary.

         7. Buyer shall pay its own costs and expenses incurred in connection with the proposed Acquisition. The Shareholders shall pay the costs and expenses of the Shareholders and the Company incurred by them in connection with the proposed Acquisition, including without limitation, any investment banking fees of any investment banker





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                 hired by the Company or the Shareholders in connection with the sale of the business of the Company.

         8. The parties hereto agree that neither they nor any of their respective officers, directors, employees or agents shall disclose to any third party or publicly announce the proposed Acquisition until such time as the parties agree to make such disclosure or announcement or unless otherwise required by law, regulation or rules of the appropriate securities exchanges. Any public announcement concerning the proposed Acquisition shall be approved in advance by appropriate officers of the Company and Grey Wolf.

         9. To encourage Grey Wolf to proceed immediately with its due diligence activity relating to the proposed Acquisition, and in reliance on Grey Wolf's representation set forth in Paragraph 3 above, from the date hereof through January 15, 1998, the Company and the Shareholders will not, and they will use reasonable efforts to insure that the affiliates and representatives of the Company do not, directly or indirectly, solicit, entertain or encourage inquiries or proposals to enter into an agreement or negotiate with any other party, to sell, or enter into any merger or consolidation with respect to, all or substantially all of the business and/or assets of the Company or its subsidiaries or any shares of any class of capital stock thereof, and the Company will not engage in any material transaction not in the ordinary course of business which adversely affects the value of such business or assets. The Company and the Shareholders will terminate any pending negotiations or agreements with any third party with respect to transactions described in this Paragraph.

         10. It is understood by the parties hereto that Section I of this letter merely constitutes a statement of the mutual intentions of the parties with respect to the proposed Acquisition outlined herein and does not contain all matters upon which agreement must be reached in order for the proposed Acquisition to be consummated. A binding commitment with respect to the proposed Acquisition will result only from execution and delivery of the Agreement. The provisions of
                 Section II of this letter, however, are agreed to be fully binding on the parties hereto upon the execution of this letter, unless and until such provisions are superseded by the Agreement.

         11. Without prejudice to the non-binding nature of Section I hereof, this letter may be terminated and the proposed Acquisition may be abandoned:

                 (a)      at any time, by mutual consent of the parties hereto;
                          or

                 (b) by any party hereto at any time after January 15, 1998, if the Agreement has not been executed and delivered by the parties thereto by such date.

                 If this letter is terminated in accordance with the foregoing provisions of this Paragraph 11, it shall become void and of no further force and effect, except for the provisions of Paragraphs 6, 7 and 8 which shall survive such termination; provided





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                 that the foregoing shall not relieve any party from liability for damages actually incurred as a result of any breach of
                 Section II of this letter.

         If the foregoing correctly sets forth the understanding between us with respect to the proposed Acquisition outlined herein, please sign and return the enclosed copy of this letter. This letter may be executed in multiple counterparts, each of which shall be deemed to be an original.

                                         Very truly yours,

                                         GREY WOLF, INC.


                                         By: /s/ Thomas P. Richards
                                            ----------------------------------
                                             Thomas P. Richards
                                             President and CEO


ACCEPTED AND AGREED TO:                  GREY WOLF DRILLING COMPANY

MURCO DRILLING CORPORATION


By: /s/ Thomas H. Murphy                 By: /s/ Thomas P. Richards
   ------------------------------------     ----------------------------------
    Thomas H. Murphy                         Thomas P. Richards
    President and CEO                        President and CEO


SHAREHOLDERS:

/s/ Thomas H. Murphy
---------------------------------------
Thomas H. Murphy - 1,734.22 shares

/s/ Alan W. Murphy
---------------------------------------
Alan W. Murphy - 1,733 shares

/s/ Edith M. Murphy Shepley
---------------------------------------
Edith M. Murphy Shepley - 1,155 shares





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